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            SUBSIDIARIES OF THE REGISTRANT                                    EXHIBIT 21.01
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                   Name in                                                                       Jurisdiction
             Corporate Articles                            Doing Business As                   of Incorporation
             ------------------                            -----------------                   ----------------

ORIGIN Systems, Inc.                           ORIGIN Systems, Inc.                        Texas

Electronic Arts, Proprietary Limited           Electronic Arts, Pty. Ltd. (formerly        Commonwealth of
(formerly Entertainment and Computer           Entertainment and Computer Proprietary,     Australia
Proprietary, Limited)                          Limited)

Electronic Arts (Canada) Inc.                  Electronic Arts (Canada) Inc. (formerly     British Columbia, Canada
(formerly Distinctive Software, Inc.)          Distinctive Software, Inc.)

Electronic Arts, Limited                       Electronic Arts, Limited                    United Kingdom

Electronic Arts S.A.                           Electronic Arts S.A.                        France

Electronic Arts GmbH                           Electronic Arts GmbH                        Germany

Electronic Arts K.K.                           Electronic Arts K.K.                        Japan

Electronic Arts Productions, Inc.              Crocodile Productions                       Delaware

Electronic Arts Puerto Rico Inc.               Electronic Arts Puerto Rico Inc.            Delaware

Electronic Arts International Corporation      Electronic Arts International Corporation   California

Electronic Arts Software S.A. (formerly        Electronic Arts Software S.A. (formerly     Spain
DROSoft)                                       DROSoft)

Bullfrog Productions Ltd.                      Bullfrog Productions Ltd.                   United Kingdom

Kingsoft GmbH                                  Kingsoft GmbH                               Germany

Electronic Arts Productions Ltd                Electronic Arts Productions Ltd             United Kingdom

Electronic Arts Nordic Aktienbolag             Electronic Arts Nordic AB                   Sweden

Electronic Arts Asia Pacific PTE., LTD         Electronic Arts Asia Pacific PTE., LTD      Singapore

Electronic Arts Seattle Inc.                   Electronic Arts Seattle Inc.                Washington

Vision Software (Pty) Limited                  Vision Software (Pty) Limited               South Africa

Electronic Arts V.I., Inc.                     Electronic Arts V.I., Inc.                  Virgin Islands (U.S.)

Linear Arts, Inc.                              Linear Arts, Inc.                           Delaware

EA UK Holding Co.                              EA UK Holding Co.                           Delaware
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EA Islands Ltd.                                EA Islands Ltd.                             British Virgin Islands

Electronic Arts Limitada                       EA Brazil                                   Brazil

Electronic Arts Nederland B.V. i.o.            Electronic Arts BV                          The Netherlands

Electronic Arts Portugal                       Electronic Arts Portugal                    Portugal

Octopus Interactive C.V.                       Octopus Interactive C.V.                    Amsterdam

Electronic Arts Project Inc.                   Electronic Arts Project Inc.                Delaware

Maxis K.K.                                     Maxis K.K.                                  Japan

Electronic Arts Redwood Inc.                   Electronic Arts Redwood Inc.                Delaware


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